UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 22, 2013

AMAG PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-10865	04-2742593
(Commission File Number)	(IRS Employer Identification No.)

1100 Winter Street
Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

(617) 498-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

The following information and Exhibits 99.1 and 99.2 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

On October 23, 2013, AMAG Pharmaceuticals, Inc., (the “Company”) issued a press release regarding its operating results and revenues for the quarter and nine-months ended September 30, 2013 and its intention to hold a conference call to discuss the Company’s financial results and commercial progress. A copy of the Company’s press release is furnished herewith as Exhibit 99.1 and a copy of the presentation slides to be used during the conference call are furnished herewith as Exhibit 99.2.

Item 8.01.  Other Events.

On October 22, 2013, Company entered into an Agreement of Sale (the “Agreement”) with 61 Mooney Street LLC (the “Buyer”), pursuant to which the Buyer agreed to purchase a former manufacturing facility of the Company located at 61 Mooney Street, Cambridge, Massachusetts (the “Property”). The Property includes approximately 43,399 square feet of land and a building containing approximately 19,000 square feet of space, as well as other improvements.

The Buyer has agreed to pay $1,990,000 for the Property at the closing of the sale, which is expected to occur on or about October 30, 2013, subject to customary closing conditions.

The foregoing description of the Agreement is qualified in its entirety by reference to the text of the Agreement, a copy of which is attached hereto as Exhibit 99.3 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

The Company hereby furnishes the following exhibits:

99.1                                Press Release dated October 23, 2013.

99.2                                Copy of presentation slides of the Company during October 23, 2013 conference call.

The Company hereby files the following exhibit:

99.3                                Agreement of Sale, dated October 22, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMAG PHARMACEUTICALS, INC.

By:	/s/ Scott B. Townsend
General Counsel and Senior Vice President of Legal Affairs

Date: October 23, 2013

EXHIBIT INDEX

Exhibit
Number

99.1	Press Release dated October 23, 2013.
99.2	Copy of presentation slides of the Company during October 23, 2013 conference call.
99.3	Agreement of Sale, dated October 22, 2013.